Exhibit 10.1

FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 15 day of May, 2013, by and between IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”).

WITNESSETH:

WHEREAS, the parties hereto are parties to a Fourth Amended and Restated Credit Facility Agreement dated as of January 18, 2013 (as amended, the “Credit Agreement”);

WHEREAS, Section 12.1, Section 12.2 and Section 12.3 of the Credit Agreement require that the Borrower maintain certain financial covenants unless the Lender otherwise consents in writing; and

WHEREAS, Borrower has requested and the Lender has agreed to (i) waive Events of Default arising from non-compliance with the aforementioned covenants for the Fiscal Quarter ending March 29, 2013 and (ii) modify the covenants in Section 12.1 and Section 12.3 for future Fiscal Quarters, all on the terms and conditions herein set forth.

NOW, THEREFORE, for due consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          DEFINITIONS. All capitalized terms used herein and not defined shall have the meaning given such terms in the Credit Agreement.

2.          AMENDMENTS. Effective as of the date of this Amendment:

(a)         Section 12.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“12.1    Debt to EBITDARS. Maintain at all times a Debt to EBITDARS Ratio, on a consolidated basis, no greater than the following ratios for the following periods, reported at the end of each Fiscal Quarter:

6/28/2013 through and including 12/27/2013	< 3.25 to 1.00

12/28/2013 through and including 3/28/2014	< 3.00 to 1.00

3/29/2014 and thereafter	< 2.75 to 1.00”

(b)          Section 12.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“12.3      Fixed Charge Coverage Ratio. Commencing with the three month period ending June 28, 2013, maintain at all times a Fixed Charge Coverage Ratio, on a consolidated basis, no less than the following ratios for the following periods, reported at the end of each Fiscal Quarter:

6/28/2013	> 0.95 to 1.00

9/30/2013	> 1.00 to 1.00

12/27/2013	> 1.15 to 1.00

3/28/2014 and thereafter	> 1.25 to 1.00”

3.          WAIVER. Lender hereby waives any Event of Default arising under Section 14.1(b) of the Credit Agreement as a result of Borrower’s non-compliance with Section 12.1, Section 12.2 and Section 12.3 of the Credit Agreement for the Fiscal Quarter ending March 29, 2013. Borrower acknowledges and agrees that the foregoing waiver shall not constitute a waiver of any Event of Default arising under (i) any other covenant in the Credit Agreement for any period not specified herein or (ii) any financial covenant in the Credit Agreement for any other period.

4.          Representations and Warranties. Borrower hereby makes the following representations and warranties to the Lender as of the date hereof, each of which shall survive the effectiveness of this Amendment and continue in effect as of the date hereof so long as any Obligations remain unpaid:

4.1           Authorization. Borrower has full power and authority to borrow under the Credit Agreement, as amended by this Amendment, and to execute, deliver and perform this Amendment and any documents delivered in connection with it and all other related documents and transactions, all of which have been duly authorized by all proper and necessary corporate action. The execution and delivery of this Amendment by Borrower will not violate the provisions of, or cause a default under, Borrower’s Organizational Documents, any law or any agreement to which Borrower is a party or by which it or its assets are bound.

4.2           Binding Effect. This Amendment has been duly executed and delivered by Borrower, and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that enforcement of any such obligations of the Borrower may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors generally.

4.3           Consents; Governmental Approvals. No consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered by Borrower herewith or in connection with any other transactions contemplated hereby.

4.4           Representations and Warranties. The representations and warranties contained in the Credit Agreement, as amended by this Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except for those representations that by their terms are made as of a specific date.

4.5           No Events of Default. No Event of Default and no event which, with notice and/or the passage of time, would constitute an Event of Default has occurred or is continuing, except as waived by this Amendment.

4.6           No Material Misstatements. Neither this Amendment nor any document delivered to Lender by Borrower or any Credit Party to induce Lender to enter into this Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

5.          CONDITIONS OF AMENDMENT. The Lender shall have no obligation to execute or deliver this Amendment until each of the following conditions shall have been satisfied:

5.1           Authorization. Borrower shall have taken all appropriate corporate action to authorize, and its directors, if and as required by Borrower’s Organizational Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this Amendment and the taking of all other action contemplated by this Amendment, and Lender shall have been furnished with copies of all such corporate action, certified by an authorized officer of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Lender may request.

5.2           Consents. Borrower shall have delivered to Lender any and all consents, if any, necessary to permit the transactions contemplated by this Amendment.

5.3           Fees. Borrower shall have paid all reasonable fees and disbursements of Lender’s counsel and all recording fees, search fees, charges and taxes in connection with this Amendment and all transactions contemplated hereby or made other arrangements with respect to such payment as are satisfactory to Lender.

5.4           Deliveries. Borrower shall have delivered to Lender, this Amendment and such additional documents, consents, authorizations, insurance certificates, governmental consents and other instruments and agreements as Lender or its counsel may reasonably require and all documents, instruments and other legal matters in connection with the Loan Documents shall be reasonably satisfactory to Lender and its counsel.

5.6           Representations and Warranties. The representations and warranties set forth in this Amendment and in the Loan Documents shall be true, correct and complete on the date hereof, except those representations that by their terms are made as of a specific date.

5.7           No Event of Default. No Event of Default or Default shall have occurred and be continuing on the date hereof, except as waived by this Amendment.

5.8           No Material Misstatements. Neither this Amendment nor any document delivered to Lender by or on behalf of Borrower to induce Lender to enter into this Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

6.          MISCELLANEOUS.

6.1           Reaffirmation of Security Documents. Borrower hereby (a) acknowledges and reaffirms the execution and delivery of the Security Documents, (b) acknowledges, reaffirms and agrees that the security interests granted under the Security Documents continue in full force and effect as security for all indebtedness, obligations and liabilities under the Loan Documents, as may be amended from time to time, and (c) remakes the representations and warranties set forth in the Security Documents as of the date hereof.

6.2           Entire Agreement; Binding Effect. The Credit Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by the Lender and its respective successors and assigns. The Credit Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety.

6.3           Severability. If any provision of this Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.

6.4           Headings. The section headings inserted in this Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this Amendment.

6.5           Counterparts. This Amendment may be executed by the parties hereto in separate counterparts (including those delivered by facsimile or other electronic means), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

[signature page follows]

[First Amendment to Amended and Restated Credit Facility Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY,

By:	/s/ J. Theodore Smith
Name: J. Theodore Smith
Title: Vice President

IEC ELECTRONICS CORP.

By:	/s/ W. Barry Gilbert
Name: W. Barry Gilbert
Title: Chairman and Chief Executive Officer